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                                                                  Exhibit (d)(4)

                 NOTICE OF GUARANTEED DELIVERY FOR SHARES OF
          COMMON STOCK OF PROSPECT STREET HIGH INCOME PORTFOLIO INC.
             SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION
                     AND THE OVER-SUBSCRIPTION PRIVILEGE

          PROSPECT STREET HIGH INCOME PORTFOLIO INC. RIGHTS OFFERING

    As set forth in the Fund's Prospectus dated January 25, 1999 (the "Prospectus") under "The Offer -- Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of Prospect Street High Income Portfolio Inc. Common Stock subscribed for by exercise of Rights pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received prior to 5:00 p.m. New York City time on February 19, 1999 (the "Expiration Date").* The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.

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                                          THE SUBSCRIPTION AGENT IS:

                                     STATE STREET BANK AND TRUST COMPANY

BY FACSIMILE:                                                BY FIRST CLASS MAIL:
(TELECOPIES)                                                 State Street Bank and Trust Company
(781) 794-6352                                               Corporate Reorganization
Confirm by telephone to:                                     P.O. Box 9061
(781) 794-6388                                               Boston, Massachusetts 02205-8686
                                                             U.S.A.

BY OVERNIGHT COURIER:                                        BY HAND:
State Street Bank and Trust Company                          Securities Transfer and Reporting Services Inc.
Corporate Reorganization                                     c/o Boston EquiServe
40 Campanelli Drive                                          100 William St. Galleria
Braintree, Massachusetts 02184                               New York, New York 10038
U.S.A.                                                       U.S.A.
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  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS
      VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE,
                    DOES NOT CONSTITUTE A VALID DELIVERY.

    The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of Shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege to the Subscription Agent and must deliver this Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on the Expiration Date,* guaranteeing delivery of (i) payment in full for all subscribed Shares and (ii) a properly completed and executed Subscription Certificate to the Subscription Agent. The Subscription Certificate and full payment must then be delivered by the close of business on the third business day (February 24, 1999) after the Expiration Date (February 19, 1999) to the Subscription Agent. Failure to do so will result in a forfeiture of the Rights.

                          (continued on other side)

*Unless extended by the Fund.
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                                  GUARANTEE

    The undersigned, a member firm of the New York Stock Exchange or a bank or trust company, guarantees delivery of payment to the Subscription Agent by the close of business (5:00 p.m., New York City time) on the third business day (February 24, 1999) after the Expiration Date (February 19, 1999, unless extended) of (i) a properly completed and executed Subscription Certificate and (ii) payment of the full Subscription Price for shares subscribed for on Primary Subscription and pursuant to the Over-Subscription Privilege, if applicable, as subscription for such shares is indicated herein or in the Subscription Certificate.

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
--------------------------------------------------------------------------------------------------------------------------

  1. Primary Subscription        Number of Rights             Number of Primary            Payment to be made in
                                 to be exercised              Shares requested for         connection with Primary
                                 ------Rights                 which you are                Shares
                                                              guaranteeing delivery
                                                              of Rights and Payment
                                                              --------Shares
                                                              (Rights / by 3)              $ ----------------
--------------------------------------------------------------------------------------------------------------------------

  2. Over-Subscription                                        Number of Over-              Payment to be made in
                                                              Subscription Shares          connection with Over-
                                                              requested for which          Subscription Shares
                                                              you are guaranteeing
                                                              payment
                                                              ---------Shares              $ ----------------
--------------------------------------------------------------------------------------------------------------------------

  3. Totals                      Total Number of
                                 Rights to be Delivered                                    $ ================
                                 --------Rights                                                 Total Payment

--------------------------------------------------------------------------------------------------------------------------

Method of Delivery of Rights (circle one)             A. Through The Depository Trust Company ("DTC")*

                                                      B. Direct to the Subscription Agent

      Please note that if you are guaranteeing for Over-Subscription Shares and are a DTC participant, you must also execute and forward to State Street Bank and Trust Company a Nominee Holder Over-Subscription Exercise Form.

-----------------------------------------------------------  -------------------------------------------------------------
Name of Firm                                                 Authorized Signature

-----------------------------------------------------------  -------------------------------------------------------------
Address                                                      Title

-----------------------------------------------------------  -------------------------------------------------------------
Zip Code                                                     Name (Please Type or Print)

-----------------------------------------------------------
Name of Registered Holder (If Applicable)

-----------------------------------------------------------  -------------------------------------------------------------
Telephone Number                                             Date

* IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, CALL THE SUBSCRIPTION AGENT TO OBTAIN A PROTECT IDENTIFICATION NUMBER,
  WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.
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